INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim Advisory Funds, Inc.:


We consent to the use of our report incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                           KPMG LLP

Los Angeles, California
October 27, 1999